UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 10, 2026

CNL STRATEGIC RESIDENTIAL CREDIT, INC.

(Exact name of registrant as specified in its charter)

Maryland	000-56755	33-3001463
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

CNL Center at City Commons

450 South Orange Avenue

Orlando, Florida 32801

(Address of Principal Executive Offices; Zip Code)

Registrant’s telephone number, including area code: (407) 650-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Amended and Restated Advisory Agreement

On March 10, 2025, CNL Strategic Residential Credit, Inc., (the “Company”) and CNL Residential Credit Manager, LLC (the “Advisor”) entered into an Amended and Restated Advisory Agreement (the “Advisory Agreement”). The Advisory Agreement updates the previous Advisory Agreement by changing the accrual frequency of the Total Return Incentive Fee (as defined in the Advisory Agreement) from a quarterly to monthly basis to the extent that it is earned on an annual basis. Unless otherwise terminated as provided in the Advisory Agreement, the current one-year term of the Advisory Agreement is until March 10, 2027 and is subject to renewals by the Board thereafter for an unlimited number of successive one-year periods. The foregoing summary of the terms of the Advisory Agreement does not purport to be complete and is qualified in its entirety by reference to the Advisory Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Amended and Restated Managing Dealer Agreement and Participating Broker-Dealer Agreement

Previously, the Company launched a private offering of its shares of common stock (the “Private Offering”) exempt from registration pursuant to Rule 506(b) under Regulation D of the Securities Act of 1933, as amended (the “Securities Act”). The Company has determined to continue to conduct the Private Offering exempt from registration pursuant Rule 506(c) under Regulation D of the Securities Act. On March 12, 2026, the Company, CNL Securities Corp., our dealer manager (the “Managing Dealer”), and the Advisor, entered into an Amended and Restated Managing Dealer Agreement, which amends and restates the Managing Dealer Agreement dated September 24, 2025, by and among the Company, the Managing Dealer, and the Advisor. The Amended and Restated Managing Dealer Agreement addends certain references, representations, warranties and covenants of the Managing Dealer to reflect the amendment of the Private Offering as exempt from the registration requirements pursuant to Rule 506(c) under Regulation D of the Securities Act but is otherwise substantially similar to the previous Managing Dealer Agreement. The foregoing description is qualified in its entirety by reference to the full text of the Amended and Restated Managing Dealer Agreement, which is attached hereto as Exhibit 10.2 and incorporated by reference into this Item 1.01 of Form 8-K. Similarly, the Company, the Managing Dealer and the Advisor amended and restated the Form of Participating Broker Agreement (the “Participating Broker Agreement”) to be entered into between the Managing Dealer and other participating broker-dealers participating in the Private Offering to amend certain references, representations, warranties and covenants of the Managing Dealer related to Rule 506(c). The foregoing is qualified in its entirety by reference to the full text of the Participating Broker Agreement, which is filed here as Exhibit 10.3 and incorporated herein by reference.

Item 9.01. Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Amended and Restated Advisory Agreement dated March 10, 2026 (Filed herewith).
10.2	Amended and Restated Managing Dealer Agreement dated March 12, 2026, by and among CNL Strategic Residential Credit, Inc., CNL Residential Credit Manager, LLC, and CNL Securities Corp (Filed herewith).

10.3	Form of Participating Broker Agreement (Filed herewith).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Cautionary Note Regarding Forward-Looking Statements

Statements in this Current Report on Form 8-K, including intentions, beliefs, expectations or projections relating to the items described herein, are forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on the beliefs and assumptions of the Company’s management and on the information currently available to management at the time of such statements. Forward-looking statements generally can be identified by the words “believes,” “expects,” “intends,” “plans,” “will,” “estimates” or similar expressions that indicate future events. Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond the Company’s control. Any forward-looking statement made by us in this Current Report is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise. Important risks, uncertainties and factors that could cause actual results to differ materially from those in the forward-looking statements include the risks associated with the Company’s ability to pay distributions and the sources of such distribution payments, the Company’s ability to locate and make suitable investments, the economy and the broader financial markets, which may have a significant negative impact on the Company's (and its businesses) financial condition, results of operations, cash flows and net asset value per share and other risks described in the Company’s reports and the other documents filed by the Company with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 12, 2026	CNL Strategic Residential Credit, Inc. a Maryland corporation

	By:	/s/ Chirag J. Bhavsar
Chirag J. Bhavsar Chief Executive Officer